AMENDMENT NO. 1

           GARMIN INTERNATIONAL, INC. SAVINGS AND PROFIT SHARING PLAN

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended effective 12/01/2000 as follows:

By striking the definition of Eligible  Employee in the  DEFINITIONS  SECTION of
Article I and substituting the following:

      ELIGIBLE EMPLOYEE means any Employee of the Employer but excluding:

a) Union Employees. Any Employee whose employment is governed by the Terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless the agreement requires inclusion of the Employee in the Plan.

b) Leased Employees. Any person who performs services for an Employer by and through a contract or agreement, whether written or verbal, with a third-party and who is paid by such third-party, including any person who is a leased employee within the meaning of Section 414(n) of the Code, a co-employee or joint employee, or an outsourced employee even if such person is subsequently determined by any governmental agency or court to be, or have been, a common law employee of the Employer.

c) Independent Contractors. Any individual who performs services for an Employer Pursuant to a contract or agreement, whether written or verbal, which provides that the person is an independent contractor or consultant, even if such person is subsequently determined to be a common-law employee of an Employer.

d) Nonresident Aliens. Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B) and who receive no earned income (within the meaning of Code Section 911(d)(2) from an Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3).

By striking the  definition  of Named  Fiduciary in the  DEFINITIONS  SECTION of
Article I and substituting the following:

      NAMED FIDUCIARY means the Trustee or other person or persons who may be Designated by the Primary Employer to control and manage the operation and administration of the Plan.

By adding the following Sections to the TABLE OF CONTENTS:

     Section   4.01A  ----  Investment in Qualifying Employer Securities
     Section   8.07   ----  Voting and Tender of Qualifying Employer Securities

By adding the following definitions to the DEFINITIONS SECTION of Article I:

QUALIFYING EMPLOYER SECURITIES means any security which is issued by the Employer or any Controlled Group member and which meets the requirements of Code
Section 409(l) and ERISA Section 407(d)(5). This shall also include any securities that satisfied the requirements of the definition when these securities were assigned to the Plan.

QUALIFYING EMPLOYER SECURITIES FUND means that part of the assets of the Trust Fund that is designated to be held, as nearly as possible, in whole shares of Qualifying Employer Securities, with the value of any fractional shares maintained in cash. Notwithstanding the foregoing sentence, participants recordkeeping will be kept on the basis of whole and fractional shares, with the value of any cash held in the fund after a share transaction denominated as fractional shares when recorded to the accounts of the affected Participants.

VALUATION DATE means the date on which the value of the assets of the Investment Fund Is determined. The value of each Account which is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator, Trustee, or Insurer (whichever applies), assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates.

By adding to Article IV the following new SECTION 4.01A:

       SECTION 4.01A - INVESTMENT IN QUALIFYING EMPLOYER SECURITIES

All or any portion of the Participant's Account may be invested in the Qualifying Employer Securities Fund. In the absence of an election to invest in the Qualifying Employer Securities Fund, Participants shall be deemed to have elected to have their Accounts invested wholly in other investment funds available under the Plan. Once an election is made, it shall be considered to continue until a new election is made.

For purposes of determining the annual valuation of the Plan, and for reporting to Participants and regulatory authorities, the assets of the Plan shall be valued at least annually on the Valuation Date. The fair market value of Qualifying Employer Securities shall be determined on such Valuation Date. The prices of Qualifying Employer Securities as of the date of the transaction shall apply for purposes of valuing distributions and other transactions of the Plan to the extent such value is representative of the fair market value of such securities in the opinion of the Plan Administrator. The value of a Participant's Account held in the Qualifying Employer Securities Fund shall be expressed in shares and fractional shares.

Cash dividends payable on the Qualifying Employer Securities held in the Qualifying Employer Securities Fund shall be reinvested in additional shares of such securities. In the event of any cash or stock dividend or any stock split, such dividend or split shall be credited to the Accounts based on the number of shares of Qualifying Employer Securities credited to each Account as of the record date of such dividend or split.

With respect to any cash dividend or any stock dividend on Qualifying Employer Securities held in the Qualifying Employer Securities Fund, the Participant shall be entitled to a trailer distribution of such dividend if distribution of his Account occurs between the record date and the payable date of such dividend.

All purchases of Qualifying Employer Securities in the Qualifying Employer Securities Fund shall be made at a price, or prices, which, in the judgement of the Plan Administrator, do not exceed the fair market value of such securities.

The Plan Administrator may direct the Trustee to sell, resell, or otherwise dispose of Qualifying Employer Securities held in the Qualifying Employer Securities Fund to any person, including the Employer, provided that any such sales to any disqualified person or party-in-interest, including the Employer, will be made at not less than the fair market value and no commission will be charged. Any such sale shall be made in conformance with ERISA Section 408(e).

The Employer is responsible for compliance with any applicable Federal or state securities law with respect to all aspects of the Plan. If the Qualifying Employer Securities or interest in this Plan are required to be registered in order to permit investment in the Qualifying Employer Securities Fund as provided in this section, then such investment will not be effective until the later of the effective date of the Plan or the date such registration or qualification is effective. The Employer, at its own expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to effect such registration or qualification. Further, if the Trustee is directed to dispose of any Qualifying Employer Securities held under the Plan under circumstances which require registration or qualification of the securities under applicable Federal or state securities laws, then the Employer will, at its own expense, take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration or qualification. Principal Life Insurance Company shall not be responsible for compliance requirements under Section 16 of the Securities Act.

The Named Fiduciary shall have the authority to designate investment funds, including those accounts available under the Trust or Group Contracts as specified in 4.01, which may include the Qualifying Employer Securities Fund, to be made available under the Plan for participant-directed investment of all or any portion of the Plan contributions, as permitted by the Named Fiduciary. The Named Fiduciary may, from time to time, designate additional funds with such investment characteristics as he deems appropriate. The Named Fiduciary may also terminate any investment fund or modify the investments characteristics of any investment fund as he deems appropriate. The Named Fiduciary may issue rules and regulations imposing such restrictions and limitations on the investment of contributions in, and transfer of balances among, the investment funds as it deems appropriate from time to time. Participant investment directions shall be implemented as soon as administratively practicable; provided however, that the Named Fiduciary may delay the implementation of any Participant investment direction when, in his sole discretion, he determines that it would be imprudent to implement such direction as soon as administratively practicable.

By adding the following to SECTION 5.06 LOANS TO PARTICIPANTS of Article V:

       If the Participant's Account is held in more than one investment fund at the time of the loan, the loan shall be made pro rata from each investment fund; provided, however that the portion of the Participant's Account held in the Qualifying Employer Securities Fund may be redeemed for purposes of a loan only after the amount held in other investment funds has been depleted.

By adding the following to SECTION 6.02b) OPTIONAL FORMS OF DISTRIBUTION AND DISTRIBUTION REQUIREMENTS OF Article VI:

         Distributions  shall  be made  in cash  or,  at the  discretion  of the
         Participant or Beneficiary, in cash plus the number of whole shares (with cash in lieu of fractional shares) of Qualifying Employer Securities allocated to the Participant's or Beneficiary's Accounts in the Qualifying Employer Securities Fund. If the Participant or Beneficiary elects cash distribution of all or any part of the
         Qualifying Employer Securities allocated to the Participant's or Beneficiary's Accounts in the Qualifying Employer Securities Fund, such Qualifying Employer Securities shall be liquidated as soon as administratively feasible following Such election.

By adding to Article VIII the following new SECTION 8.07:

        SECTION 8.07 - VOTING AND TENDER OF QUALIFYING EMPLOYER SECURITIES

Voting rights with respect to Qualifying Employer Securities held in the Qualifying Employer Securities Fund will be passed through to Participants. Participants will be allowed to direct the voting rights of such Qualifying Employer Securities for any matter put to the vote of shareholders.

Before each meeting of shareholders, the Employer shall cause to be sent to each person with power to control such voting rights a copy of any notice and any other information provided to shareholders and, if applicable, a form for instructing the Trustee how to vote at such meeting (or any adjournment thereof) the number of full and fractional shares subject to such person's voting control. The Trustee may establish a deadline in advance of the meeting by which such forms must be received in order to be effective.

If some or all of the Participants have not directed or have not timely directed the Trustee on how to vote, then the Trustee shall vote such Qualifying Employer Securities in the same proportion as those shares of Qualifying Employer Securities for which the Trustee has received proper direction for such matter, provided, however, that if the Trustee determine that the manner of voting and the exercise of other shareholder rights with respect to Qualifying Employer Securities held in Qualifying Employer Securities Fund is not proper or is contrary to the provisions of ERISA (including, without limit, the fiduciary responsibility requirements of Section 404 of ERISA), the Trustee shall disregard such directions and assume responsibility for voting or the exercise of other shareholder rights with respect to such shares of Qualifying Employer Securities held in the Qualifying Employer Securities Fund. If applicable any unallocated shares will be voted in the same proportion as those shares that are voted, provided however that if the Trustee determines that the manner of voting and the exercise of other shareholder rights with respect to Qualifying Employer Securities held in the Qualifying Employer Securities Fund is not proper or is contrary to the provisions of ERISA (including, without limit, the fiduciary responsibility requirements of Section 404 of ERISA), the Trustee shall disregard such directions and assume responsibility for voting or the exercise of other shareholder rights with respect to such shares of Qualifying Employer Securities held in the Qualifying Employer Securities Fund.

Tender rights or exchange offers for Qualifying Employer Securities will be passed through to Participants. As soon as practicable after the commencement of a tender or exchange offer for Qualifying Employer Securities, the Employer shall cause each person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Trustee, or for revoking such instruction, to tender or exchange shares of Qualifying Employer Securities, to the extent permitted under the terms of such offer. In advising such persons of the terms of the offer, the Employer may include statements from the board of directors setting forth its position with respect to the offer.

If some or all of the Participants have not directed or have not timely directed the Trustee on how to tender, then the Trustee shall tender such Qualifying Employer Securities in the same proportion as those shares of Qualifying Employer Securities for which the Trustee has received proper direction for such matter, provided however, that if the Trustee determines that the manner of voting and the exercise of other shareholder rights wit respect to Qualifying Employer Securities held in the Qualifying Employer Securities Fund is not proper or is contract to the provisions of ERISA (including, without limit, the fiduciary responsibility requirements of Section 404 of ERISA), the Trustee shall disregard such directions and assume responsibility for voting or the exercise of other shareholder rights with respect to such shares of Qualifying Employer Securities held in the Qualifying Employer Securities Fund.

If the tender or exchange offer is limited so that all of the share that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed to be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange.

The Trustee shall hold information relating to the purchase, holding and sale of Qualifying Employer Securities, and the exercise of voting, tender and similar rights, with respect to such Qualifying Employer Securities by Participants and Beneficiaries in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

The Named Fiduciary shall appoint an independent fiduciary to carry out activities relating to any situations in which the Named Fiduciary determines involves a potential for undue employer influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment and the Trustee has consent thereto. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.


Signed this 20th day of December, 2000.


                                     GARMIN INTERNATIONAL, INC.

                                     By  /s/ Andrew R. Etkind
                                        -------------------------------

                                        General Counsel and Secretary
                                        --------------------------------
                                                    Title


                                                   TRUSTEE:

                                        /s/ Kevin Rauckman
                                        ------------------------------
                                                Kevin Rauckman